Exhibit 99.1

inContact Reports First Quarter 2013 Financial Results

Company Achieves Year-Over-Year Software Revenue Growth of 31%, Consolidated

Revenue Growth of 24% and Record Bookings

SALT LAKE CITY – May 2, 2013 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today reported financial results for the first quarter ended March 31, 2013.

“Q1 was the strongest bookings quarter in inContact’s history, fueled by the increasing momentum of cloud adoption and our growing win rate in larger enterprise deals. We closed a total of 57 contracts, 39 with new customers and 18 with existing customers,” said Paul Jarman, inContact CEO. “In addition, we continued to experience very positive momentum in our reseller channel during the quarter.”

Revenue

Software segment revenue totaled $16.2 million for the quarter ended March 31, 2013, an increase of $3.9 million or 31% from $12.3 million in Q1 2012. Telecom segment revenue for Q1 2013 was $15.5 million for the quarter ended March 31, 2013, an increase of $2.2 million or 17% from $13.3 million in Q1 2012, driven by increases in software-related telecom revenue. This increase marks the tenth consecutive quarter that software and software related telecom revenue has increased.

Consolidated revenue for the quarter ended March 31, 2013 was $31.6 million versus $25.6 million for the same period in 2012, an increase of 24%.

Gross Margin

The Q1 2013 Software segment gross margin was 60% versus 59% in Q1 2012, and excluding non-cash charges, non-GAAP Software segment gross margin was 72% for the quarter, versus 71% in Q1 2012. This increase in gross margin is principally attributable to revenue increases in 2013 as well as operational efficiencies and leverage in international infrastructure investments made in Q4 of 2011. First quarter 2013 Telecom segment gross margin was 35% versus 30% in Q1 2012.

Consolidated gross margin percentage was 48% in the first quarter compared to 44% for the same period in 2012. Excluding non-cash charges, consolidated gross margin was 55% for the first quarter compared to 51% for the same period in 2012.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”) for the first quarter 2013 was $2.2 million versus $816,000 during the same period in 2012. Our increase in Adjusted EBITDA is primarily due to the increase in margins discussed above. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended March 31, 2013 was $1.2 million, or ($0.02) per share, as compared to a net loss of $1.9 million or ($0.04) per share for the same period in 2012. This improvement in net results is due to the items mentioned above.

Jarman concluded, “We are experiencing great traction across a wide variety of vertical markets, and are seeing an increasing frequency of large enterprises moving to the cloud. We are extremely encouraged by our strong start to the year and are well positioned to meet our guidance and growth commitments for the remainder of 2013.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our first quarter 2013 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-7532

International: + 1-785-424-1834

Conference ID#: INCONTACT

An audio file of the call will be available after May 3, 2013 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until May 9, 2013:

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 12329

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$44,771	$48,836
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $1,038 and $831, respectively	17,350	18,043
Other current assets	3,398	3,278

Total current assets	65,600	70,238

Property and equipment, net	21,475	19,862
Intangible assets, net	1,103	1,156
Goodwill	4,086	4,086
Other assets	1,211	1,005

Total assets	$93,475	$96,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$8,260	$7,247
Accrued liabilities	4,451	5,638
Accrued commissions	1,961	1,610
Current portion of deferred revenue	1,622	1,973
Current portion of long-term debt and capital lease obligations	2,489	2,691

Total current liabilities	18,783	19,159

Long-term debt and capital lease obligations	1,387	2,859
Deferred rent	396	383
Deferred revenue	2,785	1,958

Total liabilities	23,351	24,359

Total stockholders’ equity	70,124	71,988

Total liabilities and stockholders’ equity	$93,475	$96,347

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and COMPREHENSIVE LOSS (Unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2013	2012
Net revenue:
Software	$16,172	$12,302
Telecom	15,473	13,254

Total net revenue	31,645	25,556

Costs of revenue:
Software	6,435	5,090
Telecom	10,033	9,227

Total costs of revenue	16,468	14,317

Gross profit	15,177	11,239

Operating expenses:
Selling and marketing	8,422	7,020
Research and development	2,771	1,837
General and administrative	5,045	4,094

Total operating expenses	16,238	12,951

Loss from operations	(1,061)	(1,712)
Other income (expense):
Interest expense	(60)	(94)
Other expense	(25)	(47)

Total other expense	(85)	(141)

Loss before income taxes	(1,146)	(1,853)
Income tax expense	(17)	(15)

Net loss and comprehensive loss	$(1,163)	$(1,868)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.04)

Weighted average common shares outstanding:
Basic and diluted	53,594	44,188

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,163)	$(1,868)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,392	1,087
Amortization of software development costs	1,079	899
Amortization of intangible assets	53	80
Amortization of note financing costs	4	8
Interest accretion	2	4
Stock-based compensation	775	509
Loss on disposal of property and equipment	25	46
Changes in operating assets and liabilities:
Accounts and other receivables, net	(2,038)	141
Other current assets	(120)	(639)
Other non-current assets	(195)	(65)
Trade accounts payable	998	(183)
Accrued liabilities	(1,190)	(542)
Accrued commissions	351	238
Deferred rent	16	19
Deferred revenue	476	447

Net cash provided by operating activities	465	181

Cash flows from investing activities:
Purchases of intangible assets	—	(93)
Payments made for deposits	(11)	—
Acquisition of assets	(1,923)	—
Capitalized software development costs	(1,476)	(1,361)
Purchases of property and equipment	(695)	(704)

Net cash used in investing activities	(4,105)	(2,158)

Cash flows from financing activities:
Proceeds from exercise of options	1,164	580
Proceeds from sale of stock under employee stock purchase plan	91	45
Principal payments on long-term debt and capital leases	(680)	(690)
Borrowings under the revolving credit notes	—	3,000
Payments under the revolving credit notes	(1,000)	(2,500)

Net cash (used in) provided by financing activities	(425)	435

Net decrease in cash and cash equivalents	(4,065)	(1,542)
Cash and cash equivalents at the beginning of the period	48,836	17,724

Cash and cash equivalents at the end of the period	$44,771	$16,182

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters ended March 31, 2013 and 2012 were as follows (in thousands - unaudited):

	Quarter Ended March 31, 2013
	Software	Telecom	Consolidated
Net revenue	$16,172	$15,473	$31,645
Costs of revenue	6,435	10,033	16,468

Gross profit	9,737	5,440	15,177
Gross margin	60%	35%	48%
Operating expenses:
Direct selling and marketing	6,963	992	7,955
Direct research and development	2,539	—	2,539
Indirect	4,745	999	5,744

(Loss) income from operations	$(4,510)	$3,449	$(1,061)

	Quarter Ended March 31, 2012
	Software	Telecom	Consolidated
Net revenue	$12,302	$13,254	$25,556
Costs of revenue	5,090	9,227	14,317

Gross profit	7,212	4,027	11,239
Gross margin	59%	30%	44%
Operating expenses:
Direct selling and marketing	5,805	843	6,648
Direct research and development	1,654	—	1,654
Indirect	3,833	816	4,649

(Loss) income from operations	$(4,080)	$2,368	$(1,712)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and

Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter Ended March 31,
	2013	2012
Net loss and comprehensive loss	$(1,163)	$(1,868)
Depreciation and amortization	2,524	2,066
Stock-based compensation	775	509
Interest income and expense, net	60	94
Income tax expense	17	15

EBITDAS	$2,213	$816

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter Ended March 31, 2013		Quarter Ended March 31, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$15,177	48%	$11,239	44%
Depreciation and amortization	1,921	6%	1,609	6%
Stock-based compensation	149	0%	130	1%

Consolidated gross profit and margin, excluding non-cash charges	$17,247	55%	$12,978	51%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter Ended March 31, 2013		Quarter Ended March 31, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$9,737	60%	$7,212	59%
Depreciation and amortization	1,707	11%	1,384	11%
Stock-based compensation	146	1%	127	1%

Software segment gross profit and margin, excluding non-cash charges	$11,590	72%	$8,723	71%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with an enterprise-class telecommunications network for a complete customer interaction solution. Winner of Frost & Sullivan 2012 North American Cloud Company of the Year in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

Contacts:

Investor Contact:

Steven Pasko

Market Street Partners

415-445-3238

spasko@marketstreetpartners.com

General Contact:

Mariann McDonagh

inContact

Chief Marketing Officer

801-320-3347

mariann.mcdonagh@inContact.com

inContact® is the registered trademark of inContact, Inc.